Exhibit 99.2

Thursday November 9, 1:04 pm ET

Watchit Media, Inc. Teleconference November 8, 2006

Company Presents But Teleconference Company References Wrong Pass Code to Callers

LAS VEGAS, Nov. 9 /PRNewswire-FirstCall/ — Watchit Media, Inc. (OTC: WMDA - News) today announced Company CEO James Lavelle conducted a teleconference to discuss Watchit’s business, operating and financial activities, results and outlook as planned at 1:00pm. The teleconference company issued the company and callers two different pass codes resulting in callers being directed to one line while the presentation was conducted on another.

The correct teleconference number is 1-800-677-9138 passcode 1108.

About Watchit Media, Inc.

Watchit Media, Inc. is a leader in producing digital media and advertising on private television networks (narrowcasting) that match the unique interests, lifestyles and buying behavior of captive audiences and one-to-one consumer digital device users. In addition our wholly owned subsidiary Watchit Entertainment, Inc. produces, licenses and distributes proprietary television programming and video content across private, cable and Internet television networks world-wide.

Contact Information

James Lavelle
Chairman and CEO
Watchit Media, Inc.
3485 W. Harmon Avenue
Las Vegas, Nevada 89103
Office:  702.740.1751
jlavelle@watchitmedia.com

WATCHIT MEDIA, INC.
TELECONFERNCE
NOVEMBER 8, 2006

Hello, I’m Jim Lavelle Chairman and CEO of Watchit Media, Inc. The purpose of this call is to provide you with an update on Watchit’s business, operating and financial activities and results over the past two quarters.

SAFE HARBOR STATEMENT

Except for historical information contained herein, the information contained in this presentation will include forward-looking statements that involve certain risks and uncertainties concerning Watchit Media, Inc.’s business, its business prospects, Watchit Media, Inc.’s expected strategic and operational plans and other information that could cause actual results to differ materially from statements made in this presentation. All forward-looking statements included in this presentation are based upon information available to Watchit Media, Inc. as of the date hereof, and Watchit Media, Inc. assumes no obligation to update any such forward-looking statements. Please refer to the discussion of risk factors and other factors included in Watchit’s most recent Report on Form 10-Q, Report on Form 10-K for the year ended December 31, 2005, and other filings made with the Securities and

Exchange Commission for more information on the potential factors that could affect Watchit Media, Inc.’s business and financial results.

I’d like to thank Watchit’s employees for their hard work and dedication to helping move the company ahead today and for helping us to position our Company for the future.

THE BUSINESS

The business continues to evolve as we respond to opportunities in our rapidly changing market. Over the past two quarters, which are the June and September quarters 2006, we have been growing our narrowcasting business which includes digital signage networks. At the same time we have greatly expanded our overall market opportunity through our subsidiary Watchit Entertainment, Inc. As a result we now have our video content running on private television networks, on digital interactive cable television and on Internet broadcast television.

Why is Watchit adding other networks and digital distribution platforms to its traditional business of narrowcasting brand advertising and promotional messaging on private television networks in gaming and hospitality?

Well, growth in spending in the digital signage space and narrowcasting has been slower than expected. One of the reasons for this is because advertisers have been slower to use digital signage than has been predicted over the past several years. At the same time, the business and financial models have not been proven. While there have been some successes, there have been many failures.

The capital cost of a digital signage network is considerable. The capital cost of a digital signage network with scale is even more costly. If the purpose of the network is to run advertising, then, unless the network reaches lots and lots of eyeballs, advertisers won’t consider using it. This has been the cause of most of the failures.

I just want to repeat what I said a minute ago. We see continuing growth in our narrowcasting business and it is an important part of Watchit’s future. Hotels and casinos typically already have television systems when we get involved with them so the capital cost for us and them is modest.

Another issue affecting the market is, today, there isn’t a consistent measurement (like CPM in broadcast and cable television) that advertisers can depend on to determine their ROI and ad performance. Companies like Nielsen and Arbitron are in the process of figuring this out but it isn’t expected to be resolved for some time. The Out-of-Home Advertising Bureau has been formed by leaders in this space to build awareness of the benefits of digital signage on the so-called Madison Avenue advertisers. Their influence will eventually make a difference. But it will take awhile for all of this to evolve.

I have witnessed this first hand. As one of the early movers of the Out-of-Home Advertising Bureau initiative I pushed for organizing an association of firms that collectively could raise this awareness. More recently I’ve attended two conferences that confirmed my views ... one was the Digital Signage Investor Conference in New York City in early October and the other was the Digital Hollywood Conference in Santa Monica two weeks ago. These conferences were well attended and provided important information on where this market is today and where it’s going in the future.

In addition to lower than expected advertising spending, investors have also been cautious about financing deals in the digital signage market. At this point one cannot look at the Google / YouTube acquisition as an indication of what’s to come. But one thing is clear. The dramatic volume of user generated content reflects a growing trend in communication that says “I want video content when I want it, how I want it, where I want it and I want to be able to share it and transport it across many digital platforms.”

So where does digital signage fit into the category of digital media generally?

To the extent digital signage represents a platform for communicating brand advertising and messaging, digital signage employs technology that provides ways to quickly change content to extend messaging more effectively to an audience. So rather than having a static photograph on a sign that seldom changes, digital signage can be changed as often or infrequently as we like and may be either static or motion media.

In Watchit’s case, we create and produce digital signage in the form of motion media in the gaming and hospitality space. And we’re producing this digital video content for our clients all the time. In simple terms, our clients have realized the power of using high-impact visually stimulating content to fill their video screens has a direct influence on their customer’s behavior. It causes their captive audience to spend more money.

The video screens we present our content on illuminate and merchandise different sections of a hotel and casino entertainment facility. For example we have one client site where we produce video content and operate 17 sets of video screens all on the same gaming floor all at the same time. Each of the 17 sets of video screens represents different merchandising sections of the gaming floor.

Using our ManageIt Enterprise 2.0 broadband TV network platform our client can show the same content on each of the 17 sets of video screens or present 17 different brand ads and promotional messages across the gaming floor. The content may be changed immediately using a browser at any time or all the time. This kind of flexibility is now available. Furthermore we can ‘transport’ content across a variety of platforms because it is in digital form.

It is important to remember here that what I’ve just described to you is one of our client environments where we run their own brand advertising and messaging in their own internal television network. This has been Watchit’s core business for over 12 years.

We’re now going to these clients (and other large hospitality chains) and proposing the presentation of Watchit Entertainment Television Network to run on their private television system. WETN operates via our ManageIt Enterprise Internet platform using television systems that already exist so the capital cost is modest.

We currently present our brand advertising and promotional messaging on over 120,000 screens at 112 locations running 270 separate channels. We have exclusive one and two year renewable contracts with all of our clients that pays us for their broadband connection to us, the production of their video content and the scheduling of that content on their video screens using our proprietary scheduling software.

This is monthly recurring revenue for Watchit. In the past, very little of our revenue has been generated on third-party advertising. So, for us, the third party advertising revenue we expect to generate on Watchit In Las Vegas and on WETN will fuel our growth in the years ahead but we will continue to benefit from the annuity represented by our contracts with our clients.

This is the reason why third party advertising will be a growth driver in the future. We already have the network in place to drive ‘customized’ third party advertising to all of our current clients.

Now let’s look at our recent move into digital interactive cable television and Internet broadcast television a little more closely.

An important part of Watchit’s strategy has been to aggregate our own video content and license the video content of others. This video content must have several things in common. First, the content must have value (translated: a high level of interest) to a targeted niche audience. Second, Watchit must have a network in place where this content can be presented and distributed across a number of video platforms. Third, this distribution network must provide third party advertisers a way of reaching these targeted niche audiences and give us and them the ability to establish one to one relationships with the viewers. In addition advertisers must benefit from the presentation of our video content across all of our platforms for a given program or network. And fourth the entertainment experience must be transportable by the viewer to their most preferred content platforms so that it may be manipulated and shared.

Traditional broadcast and cable television cannot offer what I’ve just described. And as digital media continues to evolve and the measurement of advertising performance is sorted out on digital media platforms, more and more advertisers will view digital media as viable and necessary.

Now back to the subject of our video content library. Among other content, over the past year we have accumulated over 200 hours of programming centered on the lifestyle of Las Vegas. Watchit is headquartered in Las Vegas and 46 of our gaming and hospitality clients are in Las Vegas. We know the City of Las Vegas well.

The Las Vegas brand has universal recognition and allure. The glamour, glitz, and glitter of The City’s nightclubs, parties, restaurants, spas and world class resorts is unparalleled anywhere else in the world. Along with our partner Total Vegas Television and Mr. Robin Leach we have the video content to show the world The City of Las Vegas and all its excitement.

In September 2006 we signed an Agreement with Time Warner Cable, one of the largest cable television companies in the world, to present our “Watchit In Las Vegas” television programming on their new digital interactive cable television channel “777”. Time Warner is piloting “777” on their Oceanic Time Warner subscription cable network now exclusively in 220,000 households in the Hawaiian Islands.

A few weeks ago in early October 2006 Watchit announced that we signed another Agreement ... this Agreement is with one of the largest Internet television broadcasters in the world MediaZone. We will produce “Watchit In Las Vegas” on MediaZone’s global Internet broadcast platform. We will also present events and shows centered in Las Vegas on pay-per-view as part of the Watchit network. MediaZone has over 20,000,000 active viewers monthly from around the world. On one recent premier pay-per-view event, MediaZone sold passes in over 100 countries around the world.

We’re in discussions with mobile entertainment and video-on-demand networks at this time as well in an effort to establish Watchit’s distribution across a variety of digital media platforms producing and presenting video content to targeted niche markets.

During the past six months Watchit has evolved from being a digital signage company on private television networks to being perhaps the only purely Las Vegas Lifestyle television network on interactive digital cable television and on global Internet broadcast television.

Why is this important? It’s important because Watchit now has scale and for advertisers Watchit now has reach. Watchit now has valuable video content that is of interest to targeted niche audiences around the world that will reach every corner of the globe. Because of this, Watchit can provide advertisers with a value proposition in which, on one ad buy, they have access to audiences matching their target criteria across platforms. It is important because, the interactive nature of these platforms gives us a way to enable a one-to-one relationship between advertisers and our audience.

One other fact that will become more important as we grow, on the strength of MediaZone and Time Warner Cable, Watchit will build a brand that will be recognized globally. With “Watchit In Las Vegas” as our first targeted niche television network our universe of possibilities will expand dramatically.

What is the benefit of all of this to Watchit’s stockholders? We expect to see significant growth in third party advertising revenue from Q1 2007 into the future. We expect ad revenue from 777 to be relatively modest in the early stages however, if 777 is presented across the entire Time Warner Cable network, our ad revenue could grow dramatically. We already have most of the content we need to program a network lineup for the foreseeable future. I expect our production costs will be relatively low which should translate into near term profitability for the Company.

So to summarize, Watchit will continue to grow its core digital signage and private television network business. It is an important part of our strategy for the future. Watchit will also license and produce high-impact niche market television programming in digital format that can be ported across a variety of platforms. We are aggressively aggregating content for this purpose.

I’d like to briefly discuss one more element of our strategy and that’s acquisitions. As many of you know, 13 years ago I founded a company called Cotelligent, Inc. Under my leadership Cotelligent acquired 30 businesses between 1996 and 2004. From 1996 through 2000 we were among the fastest growing and most profitable publicly traded information technology services companies in the US. At the peak of our growth Cotelligent was listed on the New York Stock Exchange and had over 4,000 employees working out of 32 offices in five countries. But when the middle market for IT services began to evaporate in 2002, we began the process of reinventing ourselves. The result has been the creation of Watchit.

That said, we have considerable experience in mergers and acquisitions. And acquisitions are part of our strategy ... but only a part. I feel the strength of our story is centered on internal growth with acquisitions being a complement to that growth. So you will probably see us making acquisitions in the future that fit into the fabric of our core business but Watchit is neither a roll-up nor a consolidation company.

Of course we will also aggressively pursue partnerships like those we have with Time Warner, MediaZone, Total Vegas Television and others in the future. In fact we’re working on something now that may bring a rapidly growing financial news network to Watchit. We like this particular financial news network because it fits our criteria of targeted niche focused entertainment, news and information that may be distributed across a variety of digital platforms. More on that to come later.

Today we’re a small company with a big future. Like all small companies we have many challenges to overcome if we are to be successful. I’ve had the experience of leading a company undergoing dynamic growth before. And today, I have great confidence that the Team we’re building and the opportunities I’m describing in this presentation should elevate our business and share price to much higher levels again.

Working together with our employees, our clients, our board of directors and advisors, our strategic alliances, our current investors and the financial community — we will overcome the challenges that face us today to build a strong future.

OPERATING ACTIVITIES

Year-to-date we have completed the development, production and presentation of our video content in 8 Harrah’s properties in the US that were not previously Watchit clients. We have also integrated our ManageIt Enterprise 2.0 IP television network platform at these same properties. All projects have been successful. We now produce new content daily to help Harrah’s merchandise different sections of their casino entertainment facility with dynamic brand advertising and messaging. We completed our most recent Harrah’s project in November.

Watchit’s headquarters is now officially in Las Vegas. We finally completed the move in September and our offices are located at 3485 West Harmon Avenue, Las Vegas, Nevada 89103. Our office telephone number is 702.740.1700. With our move, our former CFO John Dong is no longer with Watchit. He has been replaced on an interim basis by Mr. John Kaspar a CPA living in the Las Vegas area. John Kaspar is now working on finalizing our Q2 and Q3 financial statements in preparation for our auditor’s review. Although we had previously announced we expected to have our SEC Form 10-Q for Q2 completed by now, following our move a few weeks ago, we realized there was more work to be done before the auditors could begin.

We have continued to streamline our operating activities and have reduced our operating costs considerably over the past four quarters. By having all of our operating activities situated under one roof we will be able to better manage our business now and in the future.

FINANCIAL REVIEW

Here are some preliminary results for Q2 and Q3. This is mostly income statement data. We are working to finalize our balance sheets for Q2 and Q3 presently. These results have not yet been audited or reviewed by the Company’s public accountants.

Second quarter 2006 revenue was $661k compared with $546k in Q1 and $609k for the same period 2005. Gross margin for Q2 2006 was 43% compared with 44% in Q1 and 61% for the same period 2005. Lower gross margins reflects an increase in third-party software and equipment we bundle with our ManageIt Enterprise 2.0 solution and integrate with our client’s internal systems. Excluding this software and equipment our gross margin should normally run around 63%.

Sales, general and administrative expenses for the second quarter came in at $909k compared with $1,204 million for the prior quarter and $740k for the same period in 2005. The 2005 SG&A number did not include the burden of salaries and operating overhead at the corporate level at the time so the $740k reported is without any allocated expenses. Lower SG&A comparing Q2 2006 to Q1 2006 is due to the fact we have been reducing headcount and operating costs.

Operating loss for Q2 was $635 compared with $991 for the prior period and $627k for the same period in 2005. On a fully diluted share basis the EPS loss was approximately $0.006 compared with $0.017 in the prior period and $0.03 for the same period in 2005.

For third quarter 2006 Watchit recorded its highest revenue in the history of the company at $1.1 million compared with $640k in Q2 and $379k for the same period 2005. It’s important to note that this our fourth quarter of period-over-period revenue growth. Gross margin for Q3 2006 was 58% compared with 43% in Q2 and 41% for the same period 2005. Lower gross margin reflects the increase in third-party software and equipment we bundle with our ManageIt Enterprise 2.0 solution and integrate with our client’s internal systems.

Sales, general and administrative expenses for the third quarter came in at $966k compared with $909k for the prior quarter and $1,035 million for the same period in 2005.

Operating loss for Q3 was $351k compared with $622k for the prior period and $1,231 million for the same period in 2005. On a fully diluted share basis the EPS loss was $0.006 compared with $0.01 in the prior period. For the same period in 2005 our EPS was positively affected by the sale of our IT services business and was reported at $0.04 per share.

It is also important to note that for the month of August 2006 Watchit recorded operating profit of approximately $47k. We’ve worked very hard over the years to return our company to sustainable profitability. Our performance in Q3 is an indication that the measures we’ve taken are beginning to pay off. But there is no question, we still have a long way to go.

We continue to be challenged by the ebbs and flows of cash. As a small rapidly growing company we’re constantly stretching our human resources and our cash resources to achieve our goals. Based on the information I’ve offered you in this presentation I believe we’re making important progress.

I have been actively seeking additional financing for the company this year. In May we announced we had secured approximately $1.0 million in new financing for the business. We have been reticent to raise more money with the stock at these depressed levels given the dilution. We have received several term sheets from hedge funds but the terms were onerous and we decided to wait for better terms. However we knew we could not expect to be offered better terms until we could show significant improvement in financial and operating performance quarter over quarter. We also know this must be sustainable ... and we believe we will demonstrate sustainable growth and profitability during 2007.

From the outside I know Watchit looks very troubled now. As you can see from our results we’re actually doing pretty well. As soon as our auditors complete their review of Q2 and Q3 we will petition to re-list on the Bulletin Board. I believe we will be accepted. Immediately after the first of the year I will be out actively promoting our story and our stock. I was successful promoting Cotelligent’s growth story to the investor community between from 1996 through 2000 and I expect to be successful promoting Watchit’s growth story to the investor community in the future.

I am totally committed to building this company and achieving sustainable financial performance which I expect will support a growing trend in the appreciation of our stock price and our market capitalization.

Our company has a great future. These have been tough times for us but we’ve got a Team here at Watchit that’s demonstrated real character and commitment during these tough times. We all think we’ve got something very special going at Watchit. And, someday soon we think the world will think so too ... as the saying goes, great things come from small beginnings!

Thank you for your interest in Watchit Media, Inc.